EXHIBIT (m)(2)(b)

AMENDED SCHEDULE A to MASTER DISTRIBUTION PLAN FOR CLASS C SHARES

Dated: January 23, 2025

	Distribution Fee/ Service Fee	Effective Date
Calvert Management Series
Calvert Emerging Markets Focused Growth Fund	0.75/0.25%	12/21/2022
Calvert Flexible Bond Fund	0.75/0.25%	1/27/2017
Calvert Global Equity Fund	0.75/0.25%	4/12/2023
Calvert Global Small-Cap Equity Fund	0.75/0.25%	4/12/2023
Calvert Responsible Municipal Income Fund	0.75/0.25%	2/15/2017
Calvert Small/Mid-Cap Fund	0.75/0.25%	4/12/2023
The Calvert Fund
Calvert Income Fund	0.75/0.25%	12/31/2016
Calvert Short Duration Income Fund	0.75/0.25%	1/6/2017
Calvert High Yield Bond Fund	0.75/0.25%	12/31/2016
Calvert Mortgage Access Fund	0.75/0.25%	4/28/2022
Calvert Responsible Index Series, Inc.
Calvert US Large-Cap Core Responsible Index Fund	0.75/0.25%	12/31/2016
Calvert Impact Fund, Inc.
Calvert Small-Cap Fund	0.75/0.25%	2/15/2017
Calvert Global Energy Solutions Fund	0.75/0.25%	1/6/2017
Calvert Global Water Fund	0.75/0.25%	1/6/2017
Calvert Social Investment Fund
Calvert Balanced Fund	0.75/0.25%	1/27/2017
Calvert Bond Fund	0.75/0.25%	1/27/2017
Calvert Equity Fund	0.75/0.25%	1/27/2017
Calvert Conservative Allocation Fund	0.75/0.25%	12/31/2016
Calvert Moderate Allocation Fund	0.75/0.25%	1/6/2017
Calvert Growth Allocation Fund	0.75/0.25%	1/6/2017
Calvert Focused Value Fund	0.75/0.25%	4/28/2022
Calvert World Values Fund, Inc.
Calvert Mid-Cap Fund	0.75/0.25%	1/27/2017
Calvert International Equity Fund	0.75/0.25%	2/15/2017
Calvert International Opportunities Fund	0.75/0.25%	1/6/2017
Calvert Emerging Markets Equity Fund	0.75/0.25%	1/6/2017

The fees shown are the fees authorized by the Board to be paid to Eaton Vance Distributors, Inc. (“EVD”) under the Class C distribution plan.